Exhibit 10.7

NIMBELINK CORP.

2016 STOCK INCENTIVE PLAN

This 2016 Stock Incentive Plan was assumed by Airgain, Inc. on January 7, 2021 as part of an acquisition of all of the stock of NimbeLink Corp. and each occurrence of "NimbeLink Corp." or "NimbeLink" in it or its amendment shall be read as "Airgain, Inc." or "Airgain".

Adopted Effective February 29, 2016

TABLE OF CONTENTS

Page

1.	PURPOSE OF PLAN1
2.	EFFECTIVE DATE AND TERM OF PLAN1
2.1.	Term of Plan; Amendment and Restatement1
2.2.	Effect on Awards1
2.3.	Stockholder Approval1
3.	SHARES SUBJECT TO PLAN1
3.1.	Number of Shares1
3.2.	Source of Shares1
3.3.	Availability of Unused Shares2
3.4.	Adjustment Provisions2
3.5.	Substitute Awards3
4.	ADMINISTRATION OF PLAN3
4.1.	Administering Body3
4.2.	Authority of Administering Body4
4.3.	Eligibility5
4.4.	No Liability5
4.5.	Amendments5
4.6.	Other Compensation Plans6
4.7.	Plan Binding on Successors6
4.8.	References to Successor Statutes, Regulations and Rules6
4.9.	Issuances for Compensation Purposes Only6
4.10.	Invalid Provisions6
4.11.	Governing Law7
4.12.	Arbitration7
5.	GENERAL AWARD PROVISIONS8
5.1.	Participation in this Plan8
5.2.	Award Agreements8
5.3.	Exercise of Awards8
5.4.	Payment for Awards9
5.5.	No Employment or Other Continuing Rights10
5.6.	Restrictions Under Applicable Laws and Regulations10
5.7.	Additional Conditions11
5.8.	No Privileges of Stock Ownership12
5.9.	Non-Transferable12
5.10.	Information to Recipients13
5.11.	Withholding Taxes13
5.12.	Legends on Common Stock Certificates13
5.13.	Effect of Termination of Relationship as a Service Provider13
5.14.	Transfer; Leave of Absence14
5.15.	Limits on Awards to Certain Service Providers15

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TABLE OF CONTENTS

(continued)

Page

5.16.	Right of Repurchase15
5.17.	Escrows17
5.18.	Exclusion from Section 409A17
6.	STOCK OPTIONS17
6.1.	Nature of Stock Options17
6.2.	Option Exercise Price17
6.3.	Option Period and Vesting17
6.4.	Special Provisions Regarding Incentive Stock Options18
6.5.	Restrictions18
6.6.	Repurchase and Right of First Refusal19
7.	RESTRICTED STOCK AWARDS19
7.1.	Nature of Restricted Stock Awards19
7.2.	Rights as Stockholders19
7.3.	Restriction19
7.4.	Vesting of Restricted Stock20
7.5.	Waiver, Deferral and Reinvestment of Dividends20
7.6.	Tax Consequences20
7.7.	Repurchase and Right of First Refusal20
8.	RIGHT OF FIRST REFUSAL20
8.1.	Right of First Refusal20
9.	REORGANIZATIONS22
9.1.	Corporate Transactions Not Involving a Change in Control22
9.2.	Corporate Transactions Involving a Change in Control23
10.	DEFINITIONS24

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NIMBELINK CORP.

2016 STOCK INCENTIVE PLAN

1.	PURPOSE OF PLAN

The Company has adopted this Plan to promote the interests of the Company, its Affiliated Entities and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 10.

2.	EFFECTIVE DATE AND TERM OF PLAN

2.1.Term of Plan; Amendment and Restatement. This Plan became effective as of the Effective Date and all Awards shall be governed by this Plan, as amended, restated or supplemented from time to time in accordance with Section 4.5. This Plan shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

2.2.Effect on Awards. Awards may be granted during the Plan Term. No Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

2.3.Stockholder Approval. This Plan was submitted for approval by the Company’s stockholders by written action effective February 29, 2016.

3.	SHARES SUBJECT TO PLAN

3.1.Number of Shares. Subject to adjustment as set forth in Section 3.4, as of the Effective Date, the total number of shares of Common Stock reserved for issuance under this Plan shall be 439,000, which may be issued entirely through Incentive Stock Options or through a combination of any one or more of the forms of Awards permitted under the Plan. For avoidance of doubt, all shares issued under this Plan to the extent they are unused (e.g., due to expiration, forfeiture, cancelation or otherwise) shall be able to be reissued in accordance with Section 3.3.

3.2.Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

3.3.Availability of Unused Shares. The following rules shall apply in determining the maximum number of shares available for issuance under the Plan.

3.3.1.To the extent any shares of Common Stock covered by an Award are not delivered to a Recipient or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated or because the Award is settled in cash or used to satisfy the applicable tax withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for issuance under this Plan for Awards other than Incentive Stock Options. Additionally, shares of Common Stock underlying unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled and shares of Common Stock issued pursuant to Awards that are reacquired by the Company in accordance with this Plan or an Award Agreement shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for issuance under this Plan for Awards other than Incentive Stock Options.

3.3.2.If an Incentive Stock Option expires or otherwise terminates without having been exercised in full, the shares of Common Stock underlying the expiration or termination of such Incentive Stock Option shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for issuance under this Plan as Incentive Stock Options In addition, only the net number of shares of Common Stock that are issued pursuant to the exercise of an Incentive Stock Option shall be deemed to have been delivered for purposes of determining the maximum number of shares available for issuance under this Plan as Incentive Stock Options.

3.4.	Adjustment Provisions.

3.4.1.If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or if such an event would cause the Company to incur an accounting charge, an appropriate and proportionate adjustment may be made, including, without limitation, in

(1)the maximum number and kind of shares or other securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the purchase or exercise price for each share or other unit of any other securities subject to then outstanding Awards under this Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of securities comprising such Awards) as to which such Awards remain exercisable.

3.4.2.The number of shares or other securities subject to any Award that is adjusted pursuant to this Section 3.4 shall be rounded down to the nearest whole number, unless the Administering Body, in its sole discretion, decides to issue a fractional share as a result of such adjustments or to make a payment in lieu of any fractional shares of Common Stock issuable as a result of such adjustments.

3.4.3.All adjustments pursuant to this Section 3.4 shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive. No adjustment shall be made in a manner that would cause an Award to become subject to Section 409A.

3.4.4.The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

3.4.5.Except in connection with a Change in Control, no adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC or (ii) is agreed to in writing by the Administering Body and the Recipient.

3.5.Substitute Awards. The Administering Body may grant Awards under this Plan in substitution for stock and stock based Awards held by employees of another corporation who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary Corporation or the acquisition by the Company or a Subsidiary Corporation of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.

4.	ADMINISTRATION OF PLAN

4.1.	Administering Body.

4.1.1.Subject to the provisions of Section 4.2, this Plan shall be administered by the Board or by the Compensation Committee of the Board appointed pursuant to Section 4.1.2.

4.1.2.	4.1.2.

4.1.2.1.The Board may from time to time appoint a Compensation Committee of not less than three (3) Board members to administer this Plan (or, in the event the Board is comprised of fewer than three (3) Board members, the number of Board members that constitute the Board), which committee shall, subject to applicable law and any other applicable documents or agreements, be authorized to exercise all of the powers, authority and discretion of the Administering Body under this Plan.

4.1.2.2.Notwithstanding any provisions of this Section 4.1.2 to the contrary, at the time the Company becomes an Exchange Act Registered Company, if the Company has not, by action of the Board, appointed a Compensation

Committee, (1) the Board shall appoint the Compensation Committee, (2) this Plan shall be administered by the Compensation Committee, (3) each member of the Compensation Committee shall be a Non-employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Compensation Committee shall, in addition to being a Non- employee Director, be an Outside Director and (4) the composition of the Compensation Committee shall comply with the requirements of any stock exchange or automated quotation system then listing the shares of Common Stock.

4.1.2.3.The Compensation Committee shall report to the Board the names of Service Providers granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award and the terms and conditions of each such Award.

4.2.	Authority of Administering Body.

4.2.1.Subject to the express provisions of this Plan and applicable law, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company and such Service Providers who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt such procedures and rules for the administration hereof and thereof as it may deem desirable, and otherwise to carry out the terms of this Plan and such agreements and other documents. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof and applicable law, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards.

4.2.2.Subject to the express provisions of this Plan and applicable law, the Administering Body may from time to time, in its discretion, select the Service Providers to whom, and the time or times at which, Awards shall be granted, the nature of each Award, the number of shares of Common Stock that comprise or underlie each Award, the period for the purchase or exercise of each Award, as applicable, the Performance Criteria applicable to the Award, if any, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. The Administering Body may grant, at any time, new Awards to a Service Provider who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Any and all terms and conditions of the Awards, including the purchase or exercise price, as the case may be, may be established by the Administering Body subject to the express provisions of this Plan and applicable law without regard to existing Awards.

4.2.3.Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body at a duly called meeting or by the unanimous written consent of its members.

4.3.Eligibility. Only Service Providers shall be eligible to receive Awards under this Plan and shall be selected from time to time to receive Awards by the Administering Body, in its sole and absolute discretion.

4.4.No Liability. No member of the Board or the Compensation Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

4.5.	Amendments.

4.5.1.The Administering Body may, insofar as permitted by applicable law, rule or regulation, from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that no such revision or amendment (other than a revision or amendment made to permit the Company to avoid an expense charge to the Company or its Affiliated Entities or to cause the Award to be exempt from Section 409A) shall alter, impair or diminish any rights or obligations under any Award previously granted under this Plan in a manner adverse to any Recipient without the written consent of such Recipient; provided, further, that, without first obtaining the approval of the holders of the majority of the voting power of the stockholders voting as a single class within 12 months before or after the Board adopts a resolution approving such action, (a) the total number of shares that may be issued under this Plan may not be increased (except by adjustment pursuant to Section 3.4); (b) the provisions of Section 6.4 regarding Incentive Stock Options may not be modified and

(c) the Expiration Date of this Plan may not be extended. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC, or any rules or regulations promulgated thereunder. No stockholder approval of any such amendment shall be required unless such approval is required by applicable law, rule or regulation or by any stock exchange or automated quotation system then listing the shares of Common Stock.

4.5.2.The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion and with the written consent of the applicable Recipient, at any time and from time to time after the grant of any Award, (i) accelerate or extend the vesting or exercise period of any Award as a whole or in part, (ii) adjust or reduce the purchase or exercise price, as applicable, of Awards held by such Recipient by cancellation of such Awards and granting of Awards at lower purchase or exercise prices or by modification, extension or renewal of such Awards and (iii) reduce or otherwise modify the Performance Criteria applicable to any Award.

Notwithstanding the foregoing, the Administering Body shall take no action that would cause an Award that is exempt from Section 409A to become subject to Section 409A or to otherwise cause a Recipient to incur adverse tax consequences pursuant to Section 409A. In the case of Incentive Stock Options, Recipients acknowledge that extensions of the exercise period may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

4.5.3.Except as otherwise provided in this Plan or in the applicable Award Agreement, no amendment, revision, suspension or termination of this Plan will, without the written consent of a Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award of such Recipient previously granted under this Plan.

4.6.Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Employees, Directors, Consultants or others, whether or not approved by stockholders.

4.7.Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

4.8.References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

4.9.Issuances for Compensation Purposes Only. This Plan constitutes an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise. Awards to Consultants shall be granted only in exchange for bona fide services rendered by such Consultants and such services must not be in connection with the offer and sale of securities in a capital-raising transaction.

4.10.Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

4.11.Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

4.12.	Arbitration.

4.12.1.Except as otherwise provided in Section 4.12.3, any and all disputes, controversies or claims arising out of, relating to or in connection with the Plan or any Award Agreement issued hereunder, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be finally settled by arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The Company or any Recipient or beneficiary may initiate arbitration by notice to the Company, in the case that the arbitration is brought by a Recipient or beneficiary, and to the Recipient or beneficiary, in the case that the arbitration is brought by the Company (each, a “Request for Arbitration”). The arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures, or any similar successor, in effect at the time of filing of the Request for Arbitration. The place of arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Company within fifteen (15) days after delivery of the Request for Arbitration. In the event the Company fails to appoint an arbitrator and deliver notice of such appointment to each Person who is a party to the arbitration within such fifteen- day time period, upon request of any party to the arbitration, JAMS shall appoint such arbitrator within thirty (30) days after receiving such request. The arbitrator shall be a person who has no material business relationship with any of the parties to the arbitration. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

4.12.2.The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without giving effect to the principles of conflicts of law, and will be without jurisdiction to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including the courts of Cook County, Illinois.

4.12.3.Nothing in this Section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the other provisions of this Section, claims of breach of any restrictive covenant, including without limitation, any non-compete, non-solicitation and non-disclosure agreements, shall be resolved through the ordinary litigation process and not through arbitration.

5.	GENERAL AWARD PROVISIONS

5.1.	Participation in this Plan.

5.1.1.A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is a Service Provider.

5.1.2.Incentive Stock Options may be granted only to Employees meeting the employment requirements of Section 422 of the IRC.

5.1.3.Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

5.2.	Award Agreements.

5.2.1.Each Award granted under this Plan shall be evidenced by an Award Agreement, which shall be duly executed on behalf of the Company and by the Recipient or, in the Administering Body’s discretion, a confirming memorandum issued by the Company to the Recipient setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

5.2.2.In case of any conflict between this Plan and any Award Agreement, this Plan shall control.

5.3.Exercise of Awards. Awards granted hereunder may be issuable or exercisable in whole share increments only. An Award shall be deemed to be claimed or exercised when the Secretary or other designated official of the Company receives appropriate written notice, on such form acceptable to the Company, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Administering Body may impose, through its procedures and rules and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any rules and regulations of the IRC, including with respect to withholding taxes. No Non-qualified Stock Option will be exercisable after the expiration date set forth in the applicable Award Agreement, provided that if an exercise would violate applicable securities laws, the Non-qualified Stock Option will only be exercisable during the 30-day period after the date on which exercise of such Stock Option would no longer violate applicable securities laws.

5.4.	Payment for Awards.

5.4.1.The purchase price, if any, for any Restricted Stock Awards shall be payable upon the purchase of such Award by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

5.4.2.In the discretion of the Administering Body, the exercise price for Stock Options will be payable in any one or more of the following ways:

(a)	by delivery of legal tender of the United States;

(b)in shares of Common Stock (which are owned by the Recipient free and clear of all liens and other encumbrances and which are not subject to vesting or other restrictions including those set forth in Article 7) having an aggregate Fair Market Value on the date of exercise equal to the exercise price for the shares being purchased;

(c)by requesting that the Company withhold such number of shares of Common Stock then issuable upon the exercise of the Stock Option as will have an aggregate Fair Market Value equal to the exercise price for the shares being acquired upon exercise of the Stock Option (and any applicable withholding taxes based on the minimum applicable withholding rate);

(d)to the extent permissible by law, by waiver of compensation due or accrued to the Recipient for services rendered;

(e)provided that a public market for the Company’s Common Stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law:

(i)through a “same day sale” commitment from the Recipient and a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA Dealer”) whereby the Recipient irrevocably elects to exercise the Stock Option and sell a portion of the shares so purchased to pay the exercise price (or a larger number of the shares so purchased), and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company (and any excess to the Recipient); or

(ii)through a “margin” commitment from the Recipient and a FINRA Dealer whereby the Recipient irrevocably elects to exercise the Stock Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the purchase price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company; or

(f)	by any combination of the foregoing.

If the exercise price for a Stock Option is paid in whole or in part in shares of Common Stock, any portion of the exercise price representing a fraction of a share must be paid in cash. When full payment of the exercise price has been made and all other conditions to the exercise of the Stock Option set forth herein and in the applicable Award Agreement have been satisfied, the Recipient will be considered for all purposes the owner of the shares with respect to which payment has been made, subject to the restrictions set forth in this Plan.

5.4.3.In the discretion of the Administering Body, the Company may assist any person to whom Awards are granted hereunder (including any Employee, Director or Consultant of the Company) in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body provided that such loan is not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 or other applicable law.

5.5.No Employment or Other Continuing Rights. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon any Service Provider or Recipient any right with respect to continuing such person’s relationship as a Service Provider with the Company or an Affiliated Entity, nor will they interfere in any way with the Service Provider’s right or the Company’s or an Affiliated Entity’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable law, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company and any Affiliated Entity shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the relationship of the Recipient as a Service Provider. Any questions as to whether and when there has been a termination of a Recipient’s relationship as a Service Provider, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any Award Agreement shall be determined by the Administering Body, and the Administering Body’s determination thereof shall be final and binding.

5.6.	Restrictions Under Applicable Laws and Regulations.

5.6.1.All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company will have no obligation to seek to obtain from the appropriate regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. If the Company has not obtained from any such regulatory agency the qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder, the Company shall be relieved of any liability in respect of the nonissuance or sale of such stock as to which such requisite authorization shall not have been obtained.

5.6.2.The Company shall be under no obligation to register or qualify any Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws. Unless the shares of Common Stock applicable to any such Award have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such securities for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

5.7.Additional Conditions. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administering Body determines appropriate, including, without limitation, (a) provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of Award, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of Award in the event the Recipient elects to dispose of such shares, (d) provisions to comply with federal and state securities laws and federal and state income tax withholding requirements, and (e) provisions obligating the Recipient to become a party to any shareholders agreement, voting agreement, right of first refusal agreements, co-sale agreements, drag-along rights, financing agreement or “market stand-off” agreement (or other similar agreements) of the Company following the purchase of Common Stock issuable as a result of such Award.

5.8.No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient shall have no rights as a stockholder with respect to any shares issuable or issued in connection with an Award until the date of the receipt by the Company of all amounts payable in connection with the purchase or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable vesting and/or Performance Criteria and performance by the Recipient of all obligations applicable thereto. Status as a Service Provider shall not be construed as a commitment that any Award will be granted under this Plan to a Service Provider or to Service Providers generally. No person shall have any right, title or interest in any funds or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires a right to receive Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.9.	Non-Transferable.

5.9.1.No Award under this Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be subject to liability for the debts, contracts or engagements of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, sale, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) except to the extent that such disposition is permitted by the preceding sentence, and any such attempted disposition shall be null and void and of no effect.

5.9.2.During the lifetime of the Recipient, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under this Plan, unless either the Recipient has a Permanent Disability or the Option or other Award has been disposed of with the consent of the Administering Body pursuant to a DRO. After the death or Permanent Disability of the Recipient, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under this Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Recipient’s will or under the then applicable laws of descent and distribution.

5.9.3.No shares of Common Stock acquired upon exercise of or with respect to any Award, or any interest or right therein, may be sold, pledged, assigned, encumbered or transferred in any manner, whether voluntarily or involuntarily or by operation of law (including bankruptcy) other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, until the Right of Repurchase set forth in Section 5.16 has expired and is no longer in effect.

5.10.	Information to Recipients.

5.10.1.The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

5.10.2.The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient’s agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company’s securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations under this Section 5.10.2 (which acknowledgment shall not be a condition to the Recipient’s obligations under this Section 5.10.2).

5.11.Withholding Taxes. Whenever the granting, vesting or exercise of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to any federal, state, local, or foreign tax withholding liabilities or obligations, the Administering Body shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any such withholding tax requirements prior to the granting, vesting, exercise or issuance of shares upon exercise of such Award. The Administering Body may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company (or by withholding at the minimum applicable withholding rate a portion of the stock otherwise issuable in connection with such Awards).

5.12.Legends on Common Stock Certificates. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the certificate or otherwise required by the Company. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

5.13.	Effect of Termination of Relationship as a Service Provider.

5.13.1.Termination. Subject to Sections 5.13.2 and 15.14, and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of the Recipient’s relationship as a Service Provider, in the event of the termination of a Recipient’s relationship with the Company or an Affiliated Entity as a Service Provider, (a) all of such Recipient’s unvested Awards shall expire, terminate and be forfeited, and shall be void for all purposes, immediately on the date such Recipient’s relationship is terminated and (b) all of such Recipient’s Awards that are vested on or prior to the date such Recipient’s relationship is terminated shall not expire for the applicable time period set forth below.

5.13.1.1.Death or Disability. In the event such Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity terminates as a result of death or Permanent Disability, such Recipient’s then vested Awards shall not expire until the earlier of (1) the date on which such Awards would have expired in accordance with their terms had such Recipient remained a Service Provider and

(2)the date that is six (6) months after the Recipient’s relationship as a Service Provider is terminated.

5.13.1.2.Termination for Cause. In the event such Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity terminates for Cause, such Recipient’s then vested Awards shall expire, terminate and be forfeited upon the date the Recipient’s relationship as a Service Provider is terminated. If such Recipient’s relationship is suspended pending an investigation of whether such Recipient’s relationship as a Service Provider should be terminated for Cause, all of such Recipient’s rights under any Award shall likewise be suspended during the period of such investigation.

5.13.1.3.Other Termination. In the event such Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity terminates for any reason other than as a result of death, Permanent Disability or for Cause, such Recipient’s then vested Awards shall not expire until the earlier of (1) the date on which such Awards would have expired in accordance with their terms had such Recipient remained a Service Provider and (2) the date that is three (3) months after such Recipient’s relationship as a Service Provider is terminated.

5.13.2.Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in Section 5.13.1, the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following the termination of a Recipient’s relationship as a Service Provider; provided, however, (i) that in no event shall the term to exercise a Stock Option after termination of the relationship as a Service Provider be extended beyond the original maximum term of such Stock Option, and (ii) that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Agreement or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Awards shall be claimed or exercisable by a Recipient following the termination of such Recipient’s relationship as a Service Provider only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Awards that had not vested on or prior to the date of such termination.

5.14.Transfer; Leave of Absence. For purposes of this Plan, the transfer of the Recipient’s relationship as an Employee or Consultant of (i) the Company from an Affiliated Entity, (ii) an Affiliated Entity from the Company or (iii) from one Affiliated Entity to another Affiliated Entity (including, without limitation, with respect to Consultants, the assignment between the Company and an Affiliated Entity or between two Affiliated Entities, as applicable, of an agreement pursuant to which such services are rendered) or, with respect solely to Employees, an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination. In addition, a termination shall not be deemed to have occurred (i) with respect to an Employee who ceases to be an Employee, but who continues to be engaged by the Company or an Affiliated Entity in a non-Employee capacity or (ii) with respect to a non-Employee who becomes an Employee of the Company or an Affiliated Entity. In the case of any Employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards as the Administering Body in its discretion deems appropriate, except that in no event shall a Stock Option or other Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

5.15.	Limits on Awards to Certain Service Providers.

5.15.1.Limitations Applicable to Section 162(m) Participants. Notwithstanding any other provision of this Plan, if the Company is subject to 162(m) of the IRC, then, in order for the compensation attributable to Awards hereunder to qualify as Performance- Based Compensation, no one Service Provider shall be granted any one or more Awards with respect to more than 219,500 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.15 shall be subject to adjustment as provided in Section

3.4 and under Article 9, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

5.15.2.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.16.	Right of Repurchase.

5.16.1.Repurchase Right. Shares of Common Stock acquired pursuant to any Award shall be subject to a right (but not an obligation) of repurchase by the Company as described in this Section upon the termination of Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity (the “Right of Repurchase”). The Recipient shall not transfer, assign, encumber or otherwise dispose of any stock acquired pursuant to Awards, except as provided in this Section 5.16 or Section 5.9. The Administrative Body shall have the right to assign all or a portion of the Company’s Right of Repurchase at any time, whether or not a Right of Repurchase is then outstanding, to one or more persons as selected by the Administrative Body.

5.16.2.Repurchase Period. The Right of Repurchase shall be exercisable with respect to any shares acquired pursuant to an Award only during the 180-day period immediately following the latest of: (i) the termination date of Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity; (ii) the date on which such shares were purchased or otherwise acquired (through vesting or otherwise) pursuant to an Award and (iii) the expiration of all other agreements (including restrictive covenants) of Recipient in favor of the Company or an Affiliated Entity, provided, that such agreement must be in breach or have been breached by Recipient to enable the Company to exercise its right under this Section 5.16.2(iii).

5.16.3.Repurchase Price. If the Company (or its assignee) exercises the Right of Repurchase, the Company (or its assignee) shall pay the Recipient an amount for each vested share of Common Stock equal to the Fair Market Value of a share of Common Stock as of the date referenced in Section 5.16.2(i) or for shares acquired upon exercise of an Option, if later, the date which is six months and one day after the date the Recipient exercised the Option with respect to such shares); provided, that, if a Recipient is terminated for Cause or breaches or has breached any agreement with the Company or an Affiliated Entity, the repurchase price shall be the lower of: (i) the Fair Market Value of a share of Common Stock as set forth above or (ii) the exercise price of each share of

Common Stock (if such share was acquired upon exercise of an Option) or the purchase price of each share of Common Stock (if such share was at one point Restricted Stock), as adjusted pursuant to Section 3.4 for any events set forth in such Section occurring after such time.

5.16.4.Exercise of Repurchase Right. The Right of Repurchase shall be exercisable by written notice (“Repurchase Notice”) delivered to the Recipient prior to the expiration of the 180-day period specified in Section 5.16.2. The Repurchase Notice shall set forth the date on which the repurchase is to be effected, the number of shares to be repurchased, and the total amount to be paid for the shares to be repurchased. The Company or its assignee may exercise its Right of Repurchase with respect to all or any portion of the shares acquired by the Recipient pursuant to an Award. The certificate(s) representing the shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company (or its assignee) properly endorsed for transfer. The Company or its assignee shall, concurrently with the receipt of such certificate(s), pay to the Recipient the repurchase price determined according to Section 5.16.3. Payment shall be made in cash or cash equivalents, a note as provided in Section 5.16.5 below, or by canceling indebtedness of the Recipient to the Company. The cancellation of such indebtedness shall be treated as the payment of cash to the extent of the unpaid principal and any accrued interest canceled. The Right of Repurchase shall terminate with respect to any shares for which it has not been timely exercised pursuant to this Section 5.16.4.

5.16.5.Notes and Security. The purchase price of any shares purchased under this Section 5.16 may, at the option of the Company (or its assignee), be paid 25% in cash on the date of the repurchase and the remainder in equal amounts over 12 calendar quarters, payable as of the last day of each calendar quarter commencing as of the last day of the first full calendar quarter after the initial repurchase date. The portion of the purchase price which is not been paid in cash concurrently with the repurchase shall be evidenced by one or more non-negotiable unsecured promissory installment notes made by the Company (or its assignee). Each such note or notes shall be in a commercially reasonably form of promissory note given to evidence an installment indebtedness, providing for payment of the unpaid balance of the purchase price, and simple interest thereon, at a rate equal to the “Prime rate” as set forth in the Wall Street Journal as of the date of the repurchase. Each such promissory installment note shall provide for acceleration in the event of non-payment after a reasonable grace period, and shall provide that it may be prepaid at any time or from time to time, in whole or in part, without premium, penalty or notice. All prepayments shall be applied against installments coming due in the inverse order of their maturity.

5.17.Escrows. The Secretary of the Company, or such other escrow holder as the Administering Body may designate, shall retain physical custody of each certificate representing Restricted Stock or any Common Stock subject to repurchase pursuant to Section 5.16 until all of the restrictions and rights of repurchase imposed under this Plan or the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed and may require the Recipient to deliver a stock power, endorsed in blank, related to the shares evidenced by such certificate.

5.18.Exclusion from Section 409A. The Awards granted under this Plan are intended to be exempt from the requirements of Section 409A and any ambiguity in this Plan or any Award Agreement shall be interpreted in a manner that is consistent with this intent; provided, however, that neither the Company nor any member of the Administering Body shall have any liability to any Recipient or any other Person if any Award is not exempt from or compliant with Section 409A.

6.	STOCK OPTIONS

6.1.Nature of Stock Options. Subject to the limitations provided herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options.

6.2.Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price of any Option designated as a Non-qualified Stock Option shall be equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such Option on the date of grant. The exercise price of any Option designated as an Incentive Stock Option shall be equal to (i) no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such Option on the date of grant, if granted to a Recipient other than a Significant Stockholder and (ii) no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such Option on the date of grant, if granted to a Significant Stockholder.

6.3.Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised or subject to other restrictions and conditions as are set forth in an Award Agreement, except that exercise of such Stock Options after termination of the Recipient’s relationship as a Service Provider shall be subject to Section 5.13. Conditions may be based on continuing relationship as a Service Provider and/or the achievement of pre-established Performance Criteria. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as is set forth in the Award Agreement, which shall not be later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Option as a whole or in part, provided that the total number of shares subject to such Stock Option may not be increased other than pursuant to Section 3.4 or Article 9. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

6.4.	Special Provisions Regarding Incentive Stock Options.

6.4.1.Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

6.4.2.The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any Affiliated Entity) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

6.4.3.Any Options granted hereunder as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

6.5.Restrictions. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate including, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of relationship as a Service Provider with the Company or its Affiliated Entities, Company performance, individual performance, and restrictions regarding “market-stand-off” restrictions similar to those imposed on any other holder of shares of the Company in connection with any registration of Restricted Stock under the Securities Act. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock acquired upon exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

6.6.Repurchase and Right of First Refusal. All shares held by a Recipient (or his or her permitted transferees set forth in Section 5.9) upon termination of Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity or acquired thereafter upon exercise of an Option or pursuant to any Award Agreement are subject to a right (but not obligation) of repurchase by the Company as provided in Section 5.16. Except as otherwise provided in Article 8, all shares held by Recipient (or his or her permitted transferees set forth in Section 5.9) shall be subject to a Right of First Refusal set forth in Article 8. Notwithstanding the foregoing, if the by- laws, shareholders’ agreement or any other agreement that is applicable to Shares of Common Stock acquired pursuant to any Award give the Company a right of first refusal, such other right of first refusal shall apply in lieu of Article 8.

7.	RESTRICTED STOCK AWARDS

7.1.Nature of Restricted Stock Awards. The Administering Body may grant Restricted Stock Awards to any Service Provider. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price as determined by the Administering Body (but not less than the par value thereof unless permitted by applicable state law), shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant (“Restricted Stock”). Such restrictions and conditions may include, without limitation, vesting based on continuing relationship as a Service Provider and/or the achievement of pre-established Performance Criteria.

7.2.Rights as Stockholders. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to the escrow holder pursuant to Section 5.17, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

7.3.Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of relationship as a Service Provider with the Company or its Affiliated Entities, Company performance, individual performance, and restrictions regarding “market-stand-off” restrictions similar to those imposed on any other holder of shares of the Company in connection with any registration of Common Stock under the Securities Act; provided, however, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) participants, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions set forth in this Plan, including in this Section 7.3, or an Award Agreement are terminated or expire.

7.4.Vesting of Restricted Stock. The Administering Body at the time of grant shall specify in the Award Agreement the date or dates and/or attainment of pre-established Performance Criteria and other conditions on which Restricted Stock shall become vested or that the Restricted Stock shall not be subject to vesting, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

7.5.Waiver, Deferral and Reinvestment of Dividends. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

7.6.Tax Consequences. The Company shall ensure that a Service Provider receiving a Restricted Stock Award represents that he or she has received tax advice from his or her own personal tax advisor on the tax consequences of a purchase of the Restricted Stock and that the filing of a Section 83(b) election, if any, is the responsibility of such Service Provider.

7.7.Repurchase and Right of First Refusal. All shares of Restricted Stock that have become vested are subject to a right of repurchase by the Company as provided in Section 5.16. All shares held by Recipient (or his or her permitted transferees set forth in Section 5.9) shall be subject to a Right of First Refusal set forth in Article 8.

8.	RIGHT OF FIRST REFUSAL

8.1.Right of First Refusal. Except as otherwise provided herein, no Recipient shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock acquired pursuant to any Award, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in Article 8. Notwithstanding the foregoing, if the by-laws, shareholders’ agreement or any other agreement that is applicable to shares of Common Stock acquired pursuant to any Award give the Company a right of first refusal, such other right of first refusal shall apply in lieu of this Article 8.

8.1.1.If the Recipient desires to sell or otherwise transfer any shares of Common Stock acquired pursuant to any Award, then the Recipient shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

8.1.2.For thirty (30) days following receipt of such notice, the Company shall have the option to purchase the shares specified in the notice at the price and upon the terms set forth in such notice (a “Right of First Refusal”); provided, however, that, with the consent of the Recipient, the Company shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article 8, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board. In the event the Company elects to purchase all of the shares or, with consent of the Recipient, a lesser portion of the shares, it shall give written notice to the transferring Recipient of its election and settlement for said shares shall be made as provided below in Section 8.1.4.

8.1.3.	The Corporation may assign its rights hereunder.

8.1.4.In the event the Company and/or its assignee(s) elect to acquire any of the shares of the transferring Recipient as specified in said transferring Recipient’s notice, the Secretary of the Company shall so notify the transferring Recipient and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said transferring Recipient’s notice; provided that if the terms of payment set forth in said transferring Recipient’s notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring Recipient’s notice.

8.1.5.In the event the Company and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring Recipient’s notice, said transferring Recipient may, within the sixty (60) day period following the expiration or waiver of the Right of First Refusal granted to the Company and/or its assignees(s) herein, transfer the shares specified in said transferring Recipient’s notice which were not acquired by the Company and/or its assignees(s) as specified in said transferring Recipient’s notice. All shares so sold by said transferring Recipient shall continue to be subject to the provisions of this Article 8 in the same manner as before said transfer.

8.1.6.Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Article 8:

(a)A Recipient’s transfer of any or all shares of Common Stock acquired pursuant to any Award held either during such Recipient’s lifetime or on death by will or intestacy to such Recipient’s immediate family or to any custodian or trustee for the account of such Recipient or such Recipient’s immediate family or to any limited partnership (or limited liability company) of which the Recipient, members of such Recipient’s immediate family or any trust for the account of such Recipient or such Recipient’s immediate family will be the general or limited partner(s) (or members) of such partnership (or limited liability company). “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Recipient making such transfer.

(b)A Recipient’s bona fide pledge or mortgage of any shares of Common Stock acquired pursuant to any Award with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Article 8.

(c)A Recipient’s transfer of any or all of such Recipient’s shares to the Company (whether pursuant to Section 5.16 or otherwise) or to any other stockholder of the Company.

(d)A Recipient’s transfer of any or all of such Recipient’s shares to a person who, at the time of such transfer, is an officer or director of the Company.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Article 8, and there shall be no further transfer of such stock except in accord with this Article 8.

8.1.7.The provisions of this Article 8 may be waived with respect to any transfer either (a) by the Company, upon duly authorized action of its Board, or (b) by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Company (excluding the votes represented by those shares to be transferred by the transferring Recipient).

8.1.8.Any sale or transfer, or purported sale or transfer, of shares of Common Stock acquired pursuant to any Award shall be null and void unless the terms, conditions, and provisions of this Article 8 are strictly observed and followed.

8.1.9.The foregoing Right of First Refusal shall terminate on either of the following dates, whichever shall first occur:

(a)	On the Expiration Date; or

(b)Upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act, as amended.

8.1.10.The certificates representing shares of Common Stock acquired pursuant to any Award shall bear on their face the following legend so long as the foregoing Right of First Refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN ARTICLE 8 OF THE COMPANY’S 2016 STOCK INCENTIVE PLAN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.”

9.	REORGANIZATIONS

9.1.Corporate Transactions Not Involving a Change in Control. If the Company shall consummate any Reorganization not involving a Change in Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), each Award outstanding under this Plan shall be subject to adjustment pursuant to and in accordance with Section 3.4.

9.2.Corporate Transactions Involving a Change in Control. Notwithstanding any other provision of this Plan to the contrary, except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control:

(a)The Administering Body shall have the discretion to terminate and cancel, with or without the payment of any consideration, any or all Awards (or portions thereof) that are not vested as of the date of such Change in Control;

(b)The Administering Body shall have the discretion to accelerate the vesting of any or all Awards (or portions thereof) that are not vested as of the date of such Change in Control;

(c)The Administering Body shall have the discretion to remove any restrictions and to terminate any repurchase rights existing with respect to any or all Awards (or portions thereof) as of the date of such Change in Control;

(d)Outstanding Awards shall be subject to any agreement of sale, Reorganization or other corporate transaction that effects such Change in Control, which agreement shall provide for one or any combination of the following:

(i)The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)The termination and cancellation, with or without consideration, of any outstanding Award (or portion of any outstanding Award) that is not vested;

(iv)The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(v)Settlement of each share of Common Stock subject to an outstanding Award that is vested for the Change in Control Price (less, to the extent applicable, the per share exercise price), or if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled immediately prior to giving effect to the Change in Control; and

(e)In the absence of any agreement of sale, Reorganization or other corporate transaction effecting such Change in Control, each share of Common Stock subject to an outstanding Award that is vested shall be settled for the Change in Control Price, less to the extent applicable, the per share exercise price, or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding vested Award shall terminate and be canceled immediately prior to giving effect to the Change in Control, and each unvested Award shall terminate and be canceled immediately prior to giving effect to the Change in Control without the payment of any consideration therefor.

(f)Notwithstanding any provision of this Plan to the contrary, a Recipient’s entitlement, if any, to payment pursuant to this Section 9.2 shall be forfeited on the date that is six months following the Change in Control (i) if, by such date, such Recipient has not responded to any notice from the Company with respect to such Change in Control and has failed to notify the Company of a new address to which notices from the Company may be delivered in accordance with the terms of the applicable Award Agreement, or (ii) if such Recipient fails by such date to provide the Administering Body with a bank account to which funds can be wired, information necessary for tax withholding or any other information reasonably requested by the Administering Body.

10.	DEFINITIONS

Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

“Administering Body” shall mean the Board as long as no Compensation Committee has been appointed and is in effect and shall mean the Compensation Committee as long as the Compensation Committee is appointed and in effect.

“Affiliated Entity” means with respect to any Person, any other person that, directly or indirectly, is, together with such Person, a member of a controlled group of corporations or under common control, within the meaning of Sections 414(b) and (c) of the IRC, respectively.

“Award” or “Awards,” except where referring to a particular category or grant under this Plan, shall include Incentive Stock Options, Non-qualified Stock Options, and Restricted Stock Awards.

“Award Agreement” means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Recipient, (i) any material breach of any agreement with the Company or an Affiliated Entity, including any restrictive covenant set forth therein, that, if curable, remains uncured for thirty (30) days following written notice from the Company; (ii) any act of dishonesty, fraud, theft, embezzlement, fraud or misappropriation of funds with respect to the Company or an Affiliated Entity (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) the commission of a felony or a crime involving moral turpitude; (iv) any intentional, grossly negligent or unlawful misconduct or other willful act or omission that causes material harm to the standing, business or reputation of the Company or an Affiliated Entity; (v) such Recipient’s repeated failure to perform his, her or its duties to, or to comply with lawful directives, rules or policies, of the Company or an Affiliated Entity; (vi) the violation of any law regarding employment discrimination or sexual harassment; (vii) the unauthorized dissemination of confidential information of the Company or an Affiliated Entity;

(viii)any material misrepresentation or materially misleading omission in any resume or other information regarding such Recipient (including such Recipient’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of such Recipient when applying to provide services to the Company or an Affiliated Entity; (ix) the Recipient’s repeated and consistent underperformance based on formal feedback; (x) the Recipient’s insubordination and/or breach of Company or Affiliated Entity ethics policy; or (xi) the Recipient’s refusal or failure to perform specific directives of the Board or any officer or employee to whom such Recipient reports to the extent that such directives are lawful and consistent with the scope and nature of the Recipient’s duties and responsibilities as an employee or contractor of the Company or an Affiliated Entity. A Recipient’s relationship as a Service Provider with the Company or an Affiliated Entity also shall be deemed terminated for Cause if the Recipient resigns from the Company or an Affiliated Entity and the Board or Administering Body determines in good faith, either before, at the time of, or after such termination, that one or more of the events described above existed as of the time of such resignation. Notwithstanding the foregoing, if the Recipient and the Company or an Affiliated Entity have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Recipient has been terminated for Cause for purposes of this Plan.

“Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(a)Any Person becomes, after the Effective Date, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined fair market value of the Company’s then outstanding securities or combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors or an event that is a “Deemed Liquidation Event”, occurs under the Certificate of Incorporation of the Company filed as of the date of such event with the Secretary of State of the State of Delaware, except that any change in the ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control unless the Board specifically states that such change is a Change in Control for purposes of this Plan;

(b)Consummation by the Company of a Reorganization (other than as set forth below); or

(c)Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely on account of any of the following:

(i)a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

(ii)a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor;

(iii)any acquisition by a lender of the Company or any Subsidiary pursuant to a debt restructuring thereof; or

(iv)unless determined otherwise by the Administrative Body, any acquisition by, or consummation of a Reorganization with, an affiliate of the Company, including by or with any Affiliated Entity.

(d)A Change in Control of the type described in paragraph (b) or (c) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (a) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Company’s Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of employees’ employment.

Notwithstanding anything in the Plan to the contrary, if an Award is not exempt from the requirements of Section 409A, a Change in Control shall be deemed to occur only if an event constitutes a change in control event within the meaning of Treas. Reg. § 1.409A-3(i)(5).

“Change in Control Price” means, if the Change in Control is the result of a tender or exchange offer, merger or other corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer, merger or other corporate transaction. Otherwise, “Change in Control Price” means the Fair Market Value of a share of Common Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the

Administering Body.

“Common Stock” means the common stock of the Company, par value $0.0001 per share. “Company” means NimbeLink Corp., a Delaware corporation.

“Compensation Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

“Consultant” means any consultant or advisor if:

(a)the consultant or advisor renders bona fide services to the Company or any Affiliated Entity;

(b)the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c)the consultant or advisor is a natural person who has contracted directly with the Company or an Affiliated Entity to render such services.

“Director” means any person serving on the Board of the Company irrespective of whether such person is also an Employee of the Company.

“DRO” shall mean a domestic relations order as defined by the IRC or Title I of ERISA or the rules thereunder.

“Effective Date” means February 29, 2016.

“Employee” means any officer or other employee (as defined in accordance with  Section 3401(c) of the IRC) of the Company or an Affiliated Entity; provided, however, that with respect to Incentive Stock Options, an Affiliated Company shall be limited to a Parent Corporation or Subsidiary Corporation. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Registered Company” means the Company, if it has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

“Expiration Date” means the tenth anniversary of the Effective Date.

“Fair Market Value” means, as of any date, the value of one share of Common Stock, determined pursuant to the applicable method described below:

(a)if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(b)if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(c)if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined through the reasonable application of a reasonable valuation method in accordance with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

“Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Non-employee Director” means any director of the Company who qualifies as a “non- employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Outside Director” means an “outside director” as defined in the regulations adopted under Section 162(m) of the IRC.

“Parent Corporation” means any parent corporation as defined in Section 424(e) of the

IRC.

“Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation a Service Provider will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Compensation Committee, in order to qualify Awards as performance-based compensation under Section 162(m) of the IRC, can condition the granting, vesting or exercisability or purchase price of such Awards on the attainment of a pre-established, objective performance goal. For this purpose, a pre-established, objective performance goal may include one or more of the following performance criteria: (a) book value; (b) earnings per share (including earnings before interest, taxes and amortization); (c) return on equity; (d) total stockholder return;

(e)return on capital; (f) return on assets or net assets; (g) income or net income; (h) operating income or net operating income; (i) operating margin; (j) attainment of stated goals related to the Company’s capitalization, costs, financial condition or results of operations; and (k) any other similar performance criteria.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) gross revenue, (f) earnings per share, (g) return on equity, (h) return on invested capital or assets, (i) cost reductions or savings, (j) funds from operations, (k) appreciation in the fair market value of the Company’s capital stock, (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization and

(m) for Awards to Service Providers not subject to Section 162(m) of the Code, such other criteria deemed appropriate by the Administering Body.

“Permanent Disability” shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or any six months in any 12-month period or such other period(s) as may be determined by the Administering Body with respect to any Award; provided, however, that if the Recipient and the Company or an Affiliated Entity have entered into an employment or services agreement which defines the term “Permanent Disability” (or a similar term), such definition shall govern for purposes of determining whether such Recipient is subject to a Permanent Disability for purposes of this Plan. Notwithstanding the foregoing, for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13 hereof, “Permanent Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the IRC.

“Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Company and its Subsidiary Corporations, (b) any employee stock ownership or other employee benefit plan maintained by the Company that is subject to ERISA and (c) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.

“Plan” means this 2016 Stock Incentive Plan of the Company, as amended, supplemented or restated from time to time.

“Plan Term” means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

“Recipient” means any Person who has received Awards under this Plan or such Person’s successor in interest.

“Reorganization” means any merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or other reorganization.

“Restricted Stock” shall have the meaning ascribed thereto in Section 7.1.

“Restricted Stock Awards” means any Award granted pursuant to Article 7 of this Plan. “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Section 409A” means Section 409A of the IRC and the regulations issued thereunder. “Service Provider” means any Employee, Director or Consultant.

“Significant Stockholder” is an individual who, at the time an Award is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Treas. Reg. § 1.424-1(d)).

“Stock Option” or “Option” means a right to purchase stock of the Company granted under Article 6 of this Plan to a Service Provider.

“Subsidiary Corporation” means any subsidiary corporation as defined in Section 424(f) of the IRC.

FIRST AMENDMENT TO NIMBELINK CORP.

2016 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is adopted by NimbeLink Corp. Delaware corporation (the "Company"), effective August 16, 2019 (the "Effective Date") .

As authorized by the Board of Directors and Stockholders of the Company through written resolution dated effective August 15, 2019, the Company hereby amends the NimbeLink Corp. 2016 Stock Incentive Plan adopted effective February 29, 2016 (the "Plan"), as follows:

1.In Plan Section 3.1 titled "Number of Shares", the total number of shares of Common Stock reserved for issuance under the Plan is increased from 439,000 by 400,000 additional shares for a new total of 839,000 shares of Common Stock reserved for issuance under the Plan.

2.	Except as expressly modified in this First Amendment, the Plan remains in full force and effect on its original terms .

IN WITNESS WHEREOF, the Company by its undersigned authorized officer hereby adopts this First Amendment as of the Effective Date.

NIMBELINK CORP.

By _/s/ Scott Schwalbe_____________

Scott Schwalbe

Its Chief Executive Officer